Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated December 5, 2024, relating to the financial statements of NewHold Investment Corp. III. as of September 30, 2024 and for the period from August 13, 2024 (inception) through September 30, 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

January 2, 2025